UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 1, 2020

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

New Employment Agreement with Evan D. Masyr

On January 2, 2020, Salem Communications Holding Corporation (“HoldCo”), a wholly-owned subsidiary of Salem Media Group, Inc. (the “Company”), and Evan D. Masyr entered into a new employment agreement pursuant to which Mr. Masyr will serve as the Company’s Executive Vice President and Chief Financial Officer. The Compensation Committee (the “Committee”) of the Board of Directors of the Company also approved the terms of Mr. Masyr’s new agreement.

Mr. Masyr’s current employment agreement with HoldCo is an “at-will” agreement, but the compensation schedule applicable to Mr. Masyr expired on December 31, 2019. Mr. Masyr’s new employment agreement is also an “at-will” agreement that became effective as of January 1, 2020 and supersedes and replaces the employment agreement entered into by HoldCo and Mr. Masyr as of January 1, 2017.

The employment agreement provides that, for as long as he remains employed by HoldCo, Mr. Masyr will receive a base salary (“Base Salary”) as follows: (a) at an annual rate of $435,700 effective as of January 1, 2020, (b) at an annual rate of $444,400 effective as of January 1, 2021, and (c) at an annual rate of $453,300 effective as of January 1, 2022 and continuing through December 31, 2022.

In addition to his Base Salary, Mr. Masyr received options to purchase 50,000 shares of Class A common stock that will vest over five years. He will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.

If Mr. Masyr’s employment is terminated without “Cause” (as defined in the employment agreement), HoldCo will pay Mr. Masyr as severance an amount equal to his then Base Salary for six (6) months, less standard withholdings for tax and social security purposes.

Mr. Masyr’s employment agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

New Employment Agreement with David Santrella

On January 2, 2020, Salem Communications Holding Corporation (“HoldCo”), a wholly-owned subsidiary of Salem Media Group, Inc. (the “Company”), and David Santrella entered into a new employment agreement pursuant to which Mr. Santrella will serve as the Company’s President, Broadcast Media. The Compensation Committee (the “Committee”) of the Board of Directors of the Company also approved the terms of Mr. Santrella’s new agreement.

Mr. Santrella’s current employment agreement with HoldCo is an “at-will” agreement, but the compensation schedule applicable to Mr. Santrella expired on December 31, 2019. Mr. Santrella’s new employment agreement is also an “at-will” agreement that became effective as of January 1, 2020 and supersedes and replaces the employment agreement entered into by HoldCo and Mr. Santrella as of January 1, 2017.

The employment agreement provides that, for as long as he remains employed by HoldCo, Mr. Santrella will receive a base salary (“Base Salary”) as follows: (a) at an annual rate of $530,600 effective as of January 1, 2020, (b) at an annual rate of $541,200 effective as of January 1, 2021, and (c) at an annual rate of $552,000 effective as of January 1, 2022 and continuing through December 31, 2022.

In addition to his Base Salary, Mr. Santrella received options to purchase 100,000 shares of Class A common stock that will vest over five years. He will also be eligible for an annual merit bonus in an amount to be determined at the discretion of the Company’s Board of Directors.

If Mr. Santrella’s employment is terminated without “Cause” (as defined in the employment agreement), HoldCo will pay Mr. Santrella as severance an amount equal to his then Base Salary for six (6) months, less standard withholdings for tax and social security purposes.

An additional benefit under Mr. Santrella’s employment agreement includes reimbursement from HoldCo for an amount up to a maximum of $3,500 per year paid by Mr. Santrella for life insurance on his life.

Mr. Santrella’s employment agreement is filed herewith as Exhibit 99.2 and is incorporated herein by reference into this Item 5.02.

ITEM 9.01(c)	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d)	Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Employment Agreement with Evan D. Masyr dated as of January 1, 2020.

99.2	Employment Agreement with David Santrella dated as of January 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: January 6, 2020	By: /s/ CHRISTOPHER J. HENDERSON
Christopher J. Henderson
Executive Vice President, General Counsel and Secretary